SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2007

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities and Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Filing of Bankruptcy Report

The Company is hereby filing its Bankruptcy Report for January 1 through January 31, 2007, which was filed with the Bankruptcy Court on February 26, 2007.

Approval and Mailing of Disclosure Statement and Scheduling of Confirmation Hearing

On February 16, 2007, the Bankruptcy Court (a) approved a Disclosure Statement (the “Disclosure Statement”) for The Thaxton Group, Inc. and its affiliate debtors and debtors in possession (collectively, the “Debtors”) proposed by the Debtors and the Official Committee of Unsecured Creditors(the “Committee”); (b) approved procedures for soliciting and tabulating votes to accept or reject the Second Amended and Restated Joint Consolidated Plan of Reorganization of the Debtors (the “Plan”) proposed by the Debtors and the Committee; and (c) scheduled a hearing regarding confirmation of the Plan for April 3, 2007 at 9:30 a.m.

A copy of the Disclosure Statement (which has a copy of the Plan attached to it as an exhibit) has been mailed to holders of claims against the Debtors who are entitled to vote on the Plan. Notices concerning the Disclosure Statement (including information necessary to receive a copy of the Disclosure Statement) have been mailed to the holders of known claims and interests in the Debtors.

In addition, a copy of the Plan, Disclosure Statement, Solicitation Procedures Order and Solicitation Exhibits may be examined in the offices of the Clerk of the United States Bankruptcy Court located at 824 Market Street, 3rd Floor, Wilmington, Delaware during normal business hours, or may be downloaded from the website of the Court at www.deb.uscourts.gov. Additionally, copies of these documents are available upon reasonable e-mail request from bankruptcy counsel for the Debtor (Attn: Daniel B. Butz, Esq., at dbutz@mnat.com.)

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Operating Report for the period January 1, 2007, through January 31, 2007, filed with the U.S. Bankruptcy Court for the District of Delaware on February 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ Robert R. Dunn
Robert R. Dunn
President and Chief Restructuring Officer

Dated: March 7, 2007

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